Exhibit 10.36

COLLEGIUM PHARMACEUTICAL, INC.

Restricted Stock Award Agreement

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made as of April 2, 2015 (the “Grant Date”) by and between Collegium Pharmaceutical, Inc., a Virginia corporation (the “Company”), and Michael Heffernan (the “Participant”).

WHEREAS, in consideration for the Participant’s continued and future services to the Company and to further align the Participant’s financial interests with those of the Company’s stockholders, the Company’s Board of Directors (the “Board”) has approved this award of restricted Common Stock to Participant subject to the restrictions and on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.                                      Award of Restricted Shares; Termination of Transaction Bonus Plan and Any Rights Thereunder.

(a)                                 The Company hereby awards the Participant One Million Three Hundred Forty-Three Thousand Three Hundred Ninety One (1,343,391) shares of restricted Common Stock, subject to the restrictions and on the terms and conditions set forth in this Agreement (the “Restricted Shares”).  The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein.  Except as otherwise provided herein, capitalized terms used herein will have the same meaning as defined in the Plan.

(b)                                 Participant acknowledges and agrees that any and all rights and claims of the Participant with respect to that certain Transaction Bonus Plan adopted by the Company on July 23, 2014 (“Transaction Bonus Plan”) (including, without limitation, any rights created by the amendment dated September 10, 2013 to Participant’s employment agreement concerning the Transaction Bonus Plan) are hereby terminated, cancelled and of no further force or effect effective as of the date hereof and that the foregoing termination of the Transaction Bonus Plan and Participant’s rights thereunder is partial consideration for, and is a condition of, the Company’s award of the Restricted Shares to Participant hereunder.

2.                                      Forfeiture; Vesting of Restricted Shares.

(a)                                 No Transfer of Unvested Restricted Shares.  Six Hundred Seventy-One Thousand Six Hundred Ninety Six (671,696) of the Restricted Shares shall be vested on the date hereof and shall not be subject to risk of forfeiture pursuant to the provisions of this Section 2. Six Hundred Seventy-One Thousand Six Hundred Ninety Five (671,695) of the Restricted Shares (the “Vesting Shares”) shall be subject to forfeiture to the Company until they become vested in accordance with this Section 2.  While subject to forfeiture, the Vesting Shares may not be sold, pledged, assigned, otherwise encumbered or transferred in any manner, whether voluntarily or involuntarily by the operation of law.

(b)                                 Unvested Vesting Shares Subject to Forfeiture.  Subject to the other sections of this Agreement, including, without limitation, the acceleration of vesting referenced in Section 2(d), upon any cessation of the Participant’s service with the Company (whether initiated by the Company, Participant or otherwise): (i) any Vesting Shares which have not vested pursuant to this Section 2 will immediately and automatically, without any action on the part of the Company or payment of any consideration to Participant, be forfeited, and (ii) the Participant will have no further rights with respect to such forfeited Vesting Shares.

(c)                                Vesting of Restricted Shares.  Subject to Participant’s continuous service with the Company through such date and the acceleration of vesting referenced in Section 2(d), the Vesting Shares will become vested (free from forfeiture pursuant to Section 2(b)) as to one thirty sixth (1/36th) of the Vesting Shares shall vest at the end of each monthly period after April 2, 2015, with all of the Vesting Shares becoming vested on April 2, 2018.  For purposes of this Agreement, service with an Affiliate of the Company will be deemed to constitute service with the Company, for so long as such entity remains an Affiliate of the Company.

(d)                                 Acceleration of Vesting.  The vesting of the Vesting Shares is subject to the vesting acceleration provisions contained in the employment agreement dated June 13, 2012, as amended, between the Company and Participant, or as set forth in any successor employment agreement entered into between the Company and Participant.

3.                                      Issuance of Shares.

(a)                                 The Company will cause the Restricted Shares to be issued in the Participant’s name either by book-entry registration or issuance of a stock certificate or certificates.  While the Vesting Shares remain forfeitable, the Company will cause an appropriate stop-transfer order to be issued and to remain in effect with respect to the Vesting Shares.  As soon as practicable following the time that any Vesting Share becomes vested (and provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such share), the Company will cause that stop-transfer order to be removed.  The Company may also condition delivery of certificates for Restricted Shares upon receipt from the Participant of any undertakings that it may determine are appropriate to facilitate compliance with federal and state securities laws.

(b)                                 If any certificate is issued in respect of Vesting Shares, that certificate will include appropriate legends and will held in escrow by the Company’s secretary or his or her designee. In addition, the Participant shall be required to execute and deliver to the Company a stock power with respect to those Vesting Shares in substantially the form attached hereto as Exhibit A.  At such time as those Vesting Shares become vested, the Company will cause a new certificate to be issued without that portion of the legend referencing the previously applicable forfeiture conditions and will cause that new certificate to be delivered to the Participant (again, provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Shares).

4.                                      Substitute Property.  If, while any of the Vesting Shares remain subject to forfeiture, there occurs a merger, reclassification, recapitalization, stock split, stock dividend or other similar event or transaction resulting in new, substituted or additional securities being issued or delivered to the Participant by reason of the Participant’s ownership of the Vesting Shares, such securities will constitute “Vesting Shares” for all purposes of this Agreement and any certificate issued to evidence such securities will immediately be deposited with the secretary of the Company (or his or her designee) and subject to the escrow described in Section 3, above.

5.                                      Rights of Participant During Restricted Period.  The Participant will have the right to vote the Restricted Shares (including any Vesting Shares) and to receive dividends and distributions with respect to the Restricted Shares (including any Vesting Shares); provided, however, that any cash dividends or distributions paid in respect of the Restricted Shares that are Vesting Shares while those shares remain subject to forfeiture will be placed in escrow with the secretary of the Company (or his or her designee) and will be delivered to the Participant (without interest) only if and when such Vesting Shares giving rise to such dividends or distributions become vested.

6.                                      Right of First Refusal.  Participant acknowledges the vested Restricted Shares are subject to, among other things, the restrictions on transfer, rights of first refusal and co-sale rights set forth in that certain Seventh Amended and Restated Stockholders’ Agreement dated as of March 6, 2015, as may be amended and/or restated from time to time (the “Stockholders Agreement”) by and among the Company, Participant and the other stockholders of the Company party thereto.

7.                                      Market Standoff Agreement.  The Participant agrees, in connection with the initial underwritten public offering of the Company’s securities pursuant to a registration statement under the Securities Act, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Participant (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company’s securities for a period of 180 days from the effective date of such registration statement (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address Rule 2711(f) of the Financial Industry Regulatory Authority, Inc. or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering

8.                                    Securities Laws.  The Board may from time to time impose any conditions on the Restricted Shares as it deems necessary or advisable to ensure that the Restricted Shares are issued and sold in compliance with the requirements of any stock exchange or quotation system upon which the shares are then listed or quoted, the Securities Act of 1933 and all other applicable laws.

9.                                    Tax Consequences.

(a)                                 The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s income tax liability in connection with the grant or vesting of the Restricted Shares.  The Participant has had the opportunity to review with his or her own tax advisors the federal, state and local tax consequences of the transactions contemplated by this

Agreement.  The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

(b)                                 The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the award of the Shares.

(c)                                  The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Participant or the lapse of the Purchase Option.  The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.

(d)                                 Participant shall make an election under Section 83(b) of the Code with respect to the grant of the Vesting Shares, the Participant agrees to notify the Company in writing on the day of such election.  The amount includible in the Participant’s income as a result of that election will be subject to tax withholding.  The Participant will be required to remit to the Company in cash, or make other arrangements reasonably satisfactory to the Company for the satisfaction of, such tax withholding amount; failure to do so within three business days of making the Section 83(b) election will result in forfeiture of all the Restricted Shares.  PARTICIPANT ACKNOWLEDGES THAT IT IS SOLELY THE PARTICIPANT’S RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

10.                               Consent to Electronic Delivery.  The Participant hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to this Agreement and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations).  For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s intranet site.  Upon written request, the Company will provide to the Participant a paper copy of any document also delivered to the Participant electronically.  The authorization described in this paragraph may be revoked by the Participant at any time by written notice to the Company.

11.                               Entire Agreement.  This Agreement represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature.

12.                               Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

13.                               Governing Law.  This Agreement will be construed in accordance with the laws of the Commonwealth of Virginia, without regard to the application of the principles of conflicts of laws.

14.                               Amendment.  This Agreement may only be amended by a writing signed by each of the parties hereto.

15.                               Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, the number of shares subject to forfeiture and other rights of the Company hereunder and such other relevant terms this Agreement that are affected by such stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event shall be equitably adjusted by the Company (in the manner determined by the Board).

16.                               Execution.  This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company’s duly authorized representative and the Participant have each executed this Restricted Stock Award Agreement as of the date first set forth above.

COLLEGIUM PHARMACEUTICAL, INC.

By:	/s/ Paul Brannelly
Name:	Paul Brannelly
Title:	Chief Financial Officer

PARTICIPANT:	Michael Heffernan

Signature:	/s/ Michael Heffernan

Exhibit A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, I hereby sell, assign and transfer unto                                      (                  ) shares of Common Stock, $.001 par value per share, of Collegium Pharmaceutical, Inc. (the “Corporation”) standing in my name on the books of the Corporation represented by Certificate(s) Number          herewith, and do hereby irrevocably constitute and appoint                                              attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

By:
Michael Heffernan

Dated: